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                                                                      EXHIBIT 24

                              POWER OF ATTORNEY *

     Each person whose signature appears below does hereby make, constitute and appoint MICHAEL S. WILDER, C. M. O'HALLORAN and KATHERINE VINES TRUMBULL, and each of them, with full power to act as his or her true and lawful attorneys-in-fact and agents, in his or her name, place and stead to execute on his or her behalf, as an officer and/or director of The Hartford Financial Services Group, Inc. (the "Company"), one or more Registration Statements of the Company on Form S-8 (the "Registration Statement") for the registration of shares of the Company's common stock, par value $0.01 ("Common Stock"), in connection with The Hartford 1995 Incentive Stock Plan, The Hartford Financial Services Group, Inc. 2000 Incentive Stock Plan, The Hartford Financial Services Group, Inc. 2000 Planco Non-Employee Option Plan and the 1997 Hartford Life, Inc. Incentive Stock Plan, and any and all amendments to the Registration Statements (including post-effective amendments), and file the same with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission (the "SEC") pursuant to the Securities Act of 1933 (the "Act"), and any and all other instruments which either of said attorneys-in-fact and agents deems necessary or advisable to enable the Company to comply with the Act, the rules, regulations and requirements of the SEC in respect thereof, and the securities or Blue Sky laws of any State or other governmental subdivision, giving and granting to each of said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing whatsoever necessary or appropriate to be done in and about the premises as fully to all intents as he or she might or could do if personally present at the doing thereof, with full power of substitution and resubstitution, hereby ratifying and confirming all that his or her said attorneys-in-fact and agents or substitutes may or shall lawfully do or cause to be done by virtue hereof.

     IN WITNESS WHEREOF, the undersigned has hereunto subscribed this power of attorney this 19th day of October, 2000.


 /s/ RAMANI AYER                             /s/ DINA DUBLON
-------------------------------              -------------------------------
RAMANI AYER                                  DINA DUBLON

/s/ LOWNDES A. SMITH                         /s/ DONALD R. FRAHM
-------------------------------              -------------------------------
LOWNDES A. SMITH                             DONALD R. FRAHM

/s/ DAVID K. ZWIENER                         /s/ PAUL G. KIRK, JR.
-------------------------------              -------------------------------
DAVID K. ZWIENER                             PAUL G. KIRK, JR.

/s/ JOHN N. GIAMALIS                         /s/ ROBERT W. SELANDER
-------------------------------              -------------------------------
JOHN N. GIAMALIS                             ROBERT W. SELANDER

/s/ BETTE B. ANDERSON                        /s/ H. PATRICK SWYGERT
-------------------------------              -------------------------------
BETTE B. ANDERSON                            H. PATRICK SWYGERT

/s/ RAND V. ARASKOG                          /s/ GORDON I. ULMER
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RAND V. ARASKOG                              GORDON I. ULMER

*Conformed and composite copy.

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